 As filed with the Securities and Exchange Commission on February 3, 2000

                                                 Registration No. 333-91641
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------

                               PRE-EFFECTIVE

                              AMENDMENT No. 1

                                    to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                --------------
                     ChipPAC International Company Limited
                                 ChipPAC, Inc.
         ChipPAC Liquidity Management Hungary Limited Liability Company
                          ChipPAC Luxembourg S.a.R.L.
                           ChipPAC Korea Company Ltd.
                                ChipPAC Limited
                            ChipPAC (Barbados) Ltd.
           (Exact name of registrants as specified in their charters)
  British Virgin Islands            3674                    66-0573152
        California                  3674                    77-0463-48
          Hungary                   3674                    98-0209814
        Luxembourg                  3674                    98-0209817
     Republic of Korea              3674                    98-0209695
  British Virgin Islands            3674                    98-0209699
         Barbados                   3674                    98-0209821
      (State or other         (Primary Standard          (I.R.S. Employer
      Jurisdiction of   Industrial Classification Code) Identification No.)
     incorporation or
       organization)            --------------
               3151 Coronado Drive, Santa Clara, California 95404
                           Telephone: (408) 486-5900
   (Address, including zip code, and telephone number, including area code of registrants' principal executive offices)
                                --------------
                               Dennis P. McKenna
                      President & Chief Executive Officer
                                 ChipPAC, Inc.
                                --------------
               3151 Coronado Drive, Santa Clara, California 95404
                                 (408) 486-5900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
    Copies of all communications, including communications sent to agent for service, should be sent to:
                                Eva Herbst Davis
                                Kirkland & Ellis
                       300 South Grand Avenue, Suite 3000
                         Los Angeles, California 90071
                                 (213) 680-8400
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                                --------------
   If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

 ChipPAC International Company Limited

   As in most United States jurisdictions, the board of directors of a British Virgin Islands company is charged with the management and affairs of the company, and subject to any limitations to the contrary in the Memorandum of Association of a company, the Board of Directors is entrusted with the power to manage the business and affairs of the company (hereinafter, the "Issuer"). In most United States jurisdictions, directors owe a fiduciary duty to a company and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interests of the company and refrain from conduct that injures the company or its shareholders or that deprives the company or its shareholders of any profit or advantage. Many United States jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited. Under British Virgin Islands law, liability of a director or officer of a company director is, for the most part, limited to cases of willful malfeasance in the performance of duties or to cases where such director or officer, as applicable, has not acted honestly, in good faith and with a view to the company's best interests.

   Under its Memorandum of Association, the Issuer is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of the Issuer, provided such person acted honestly and in good faith and with a view to the best interests of the Issuer and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. The Issuer's Memorandum of Association also permits it to indemnify any director, officer or liquidator of the Issuer who was successful in any proceeding against expenses and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding, where such person met the standard of conduct described in the preceding sentence. The Issuer has provisions in its Memorandum of Association that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of the Issuer. The Issuer may obtain a directors' and officers' insurance policy.

 ChipPAC, Inc.

   ChipPAC, Inc. ("ChipPAC") is incorporated under the laws of the State of California. Section 317 of the General Corporation Law of the State of California provides that a California corporation may indemnify any person who is, or is threatened to be made, party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. A corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

   Under Article V of ChipPAC's Amended and Restated By-Laws, ChipPAC will indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation) by reason of the fact that such person is or was an agent of ChipPAC, against expenses, judgments, fines, settlements or other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of ChipPAC and, in the case of a criminal proceeding, if that person had no reasonable cause to believe his conduct was unlawful. Such right of indemnification will be a contract right and will not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire under any contract or otherwise. For purposes of the foregoing discussion, "agent" means any person who is or was a director, officer, employee or other agent of ChipPAC, or is or was serving at the request of ChipPAC as a director, officer, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of ChipPAC or of another enterprise at the request of such predecessor corporation

   In addition, Section 204 of the General Corporation Law of the State of California allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, provided, however, that:

     (A) such a provision may not eliminate or limit the liability of directors:

       (1) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

       (2) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

        (3) for any transaction from which a director derived an improper personal benefit;

       (4) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders;

       (5) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders;

        (6) under Section 310; or

        (7) under Section 316;

      (B) no such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective; and

      (C) no such provision will eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

   Article IV of ChipPAC's Amended and Restated Articles of Incorporation includes a provision which eliminates directors' personal liability to the full extent permitted under the General Corporation Law of the State of California. ChipPAC maintains a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

 ChipPAC (Barbados) Ltd.

   Paragraph 10 of ChipPAC (Barbados) Ltd.'s ("ChipPAC Barbados") By-Laws provides for the indemnification of its officers and directors (and such persons' executors and administrators) against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of ChipPAC Barbados, or is or was serving at the request of ChipPAC Barbados as a director or officer, of any other corporation, partnership, joint venture, trust, enterprise or organization, except with respect to any matter for which indemnification would be void pursuant to the Companies Act, 1982 of Barbados (the "Companies Act"). Under the Companies Act, indemnification of the officers and directors of ChipPAC Barbados against any liability which would attach by reason of any contract entered into or act or thing done or omitted to be done by them in performance of their office or in any way in the discharge of their duties, if the same happens through their not acting in good faith and in the best interest of ChipPAC Barbados is void.

 ChipPAC Limited

   As in most United States jurisdictions, the board of directors of a British Virgin Islands company is charged with the management and affairs of the company, and subject to any limitations to the contrary in the Memorandum of Association of a company, its Board of Directors is entrusted with the power to manage the company's business and affairs. In most United States jurisdictions, directors owe a fiduciary duty to the company and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interests of the company and refrain from conduct that injures the company or its shareholders or that deprives the company or its shareholders of any profit or advantage. Many United States jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited. Under British Virgin Islands law, liability of a director or officer of a company is basically limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company.

   Under its Memorandum of Association, ChipPAC Limited is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of ChipPAC Limited, provided such person acted honestly and in good faith and with a view to the best interests of ChipPAC Limited and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. ChipPAC Limited's Memorandum of Association also permits it to indemnify any director, officer or liquidator who was successful in any proceeding against expenses and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding, where such person met the standard of conduct described in the preceding sentence. ChipPAC Limited has provisions in its Memorandum of Association that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of ChipPAC Limited. ChipPAC Limited may obtain a directors' and officers' insurance policy.

 ChipPAC Korea Company Ltd.

   The Republic of Korea Commercial Act (the "Commercial Act") governs the liability relationship between companies and their officers and directors in both joint stock companies (chusik hoesa) and limited liability companies (yuhan hoesa). Articles 399 and 400 of the Commercial Act describe the circumstances in which officers and directors may be held liable to the company, while Article 401 of the Commercial Act outlines the circumstances in which officers and directors may be held liable to third parties. The latter provides that third parties which are harmed by a wilful act or gross negligence of an officer or director may have recourse against both the applicable officer or director and the company. In the event that third parties are harmed through the mere negligence of an officer or director, such third party may only have recourse against the company. In the event the company incurs damages as a result of the negligence of its directors and officers, it may the seek indemnification from the negligent party.

   The organizational documents of ChipPAC Korea Company Ltd. ("ChipPAC Korea") are silent as to the issue of indemnification of officers and directors. In addition, ChipPAC Korea, like many Korean companies, does not carry directors and officers liability insurance.

 ChipPAC Luxembourg S.a.R.L.

   Under Luxembourg law, civil liability of directors both to ChipPAC Luxembourg S.a.R.L. ("ChipPAC Luxembourg") and to third parties is generally considered to be a matter of public policy. It is possible that Luxembourg courts would declare void an explicit or even implicit contractual limitation on directors' liability to ChipPAC Luxembourg. ChipPAC Luxembourg, however, can validly agree to indemnify its directors against the consequences of liability actions brought by third parties (including shareholders if such shareholders have personally suffered a damage which is independent of and distinct from the damage caused to the company).

   Under Luxembourg law, an employee of ChipPAC Luxembourg can only be liable to ChipPAC Luxembourg for damages brought about by his or her willful acts or gross negligence. Any arrangement providing for the indemnification of officers against claims of ChipPAC Luxembourg would be contrary to public policy. Employees are liable to third parties under general tort law and may enter into arrangements with ChipPAC Luxembourg providing for indemnification against third party claims.

   Under Luxembourg law, an indemnification agreement can never cover a willful act or gross negligence.

   ChipPAC Luxembourg's Articles of Incorporation are silent as to the issue of indemnification of its officers and directors.

 ChipPAC Liquidity Management Hungary Limited Liability Company

   The organizational documents of ChipPAC Liquidity Management Hungary Limited Liability Company ("ChipPAC Hungary") are silent as to the issue of indemnification of the managing director. ChipPAC Hungary has no other officers or directors. Therefore, in the event any case arises which involves the liability of a managing director, such case must be settled in accordance with the applicable provisions of the Hungarian Companies Act (the "Companies Act") and the Hungarian Civil Code (the "Civil Code").

   Under the Companies Act, a managing director must conduct himself in respect of the management of a company with "increased care," as opposed to the standard of "general care" which is prescribed by the Civil Code. A managing director may be held liable in the event of a culpable breach of any provision of the Companies Act, a company's Deed of Foundation or any validly enacted resolutions of the company's Founder. If the aforementioned duty of care is breached, a managing director may be held liable under the rules of the Civil Code for any damages to the company where such managing director's actions were (i) in contravention of Hungarian law, (ii) caused damage to the company and (iii) were not undertaken with the requisite degree of care specified in the Companies Act.

   Enforcement of liability claims against a managing director is in the sole discretion of the Founder. A Founder may exercise his or her rights against a managing director within one year of the company's deletion from the Company Registry. A managing director is only obliged to compensate the company for damages, and is not liable to third parties for acts that are within the scope of his or her role or responsibility as a managing director. Third parties may only seek damages from the company. Should the company be required to pay damages to a third party for acts of the managing director, however, it may have recourse against the managing director for damages incurred as a result of third party claims.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits.

     Exhibit
       No.                            Description
     -------                          -----------                           ---
      2.1    Agreement and Plan of Recapitalization and Merger, dated as of March 13, 1999, by and among Hyundai Electronics
             Industries Co., Ltd., Hyundai Electronics America, ChipPAC,
             Inc. and ChipPAC Merger Corp.*

      2.2 First Amendment to Agreement and Plan of Recapitalization and Merger, dated as of June 16, 1999 by and among Hyundai
             Electronics Industries Co., Ltd., Hyundai Electronics
             America, ChipPAC, Inc. and ChipPAC Merger Corp.*

      2.3 Second Amendment to Agreement and Plan of Recapitalization and Merger, dated as of August 5, 1999, by and among Hyundai
             Electronics Industries Co., Ltd., Hyundai Electronics
             America, ChipPAC, Inc. and ChipPAC Merger Corp.*

      3.1    Amended and Restated Articles of Incorporation of ChipPAC,
             Inc.*

      3.2    Amended and Restated By-Laws of ChipPAC, Inc.*

      3.3    Memorandum of Association of ChipPAC International Company
             Limited (formerly known as ChipPAC Finance Limited).*

      3.4    Articles of Association of ChipPAC International Company
             Limited (formerly known as ChipPAC Finance Limited).*

      3.5    Articles of Incorporation of ChipPAC (Barbados) Ltd.*

      3.6    By-Law No. 1 of ChipPAC (Barbados) Ltd.*

      3.7    Memorandum of Association of ChipPAC Limited.*

      3.8    Articles of Association of ChipPAC Limited.*

      3.9    Articles of Incorporation of ChipPAC Luxembourg S.a.R.L.*

      3.10   Deed of Foundation of ChipPAC Liquidity Management Hungary
             Limited Liability Company.*

      3.11   Policy and Operating Guidelines of ChipPAC Liquidity
             Management Hungary Limited Liability Company (abbreviated as
             ChipPAC Ltd.)*

      3.12   Articles of Incorporation of ChipPAC Korea Company Ltd.*

      4.1 Purchase Agreement, dated as of July 22, 1999, by and among ChipPAC International Limited, ChipPAC Merger Corp., Credit
             Suisse First Boston Corporation and Donaldson, Lufkin &
             Jenrette Securities Corporation (executed in counterpart on
             August 5, 1999 by ChipPAC (Barbados) Ltd., ChipPAC Limited,
             ChipPAC Korea Company Ltd., ChipPAC Luxembourg S.a.R.L. and
             ChipPAC Liquidity Management Hungary Limited Liability
             Company).*

      4.2    Indenture, dated as of July 29, 1999, by and among ChipPAC
             International Limited, ChipPAC Merger Corp. and Firstar Bank of Minnesota, N.A., as trustee.*

      4.3 First Supplemental Indenture, dated as of August 5, 1999, by and among ChipPAC International Company Limited, ChipPAC,
             Inc. and Firstar Bank of Minnesota, N.A., as trustee.*

      4.4    12 3/4% Senior Subordinated Notes Due 2009.*

      4.5    Form of Series B 12 3/4% Senior Subordinated Notes Due 2009.

      Exhibit
        No.                            Description
      -------                          -----------                          ---
        4.6    Registration Rights Agreement, dated as of July 29, 1999,
               by and among ChipPAC International Limited, ChipPAC Merger
               Corp., and Credit Suisse First Boston Corporation and
               Donaldson, Lufkin & Jenrette Securities Corporation, as
               Initial Purchasers.*

        5.1    Opinion of Kirkland & Ellis.*

        8.1    Opinion of Kirkland & Ellis.*

       10.1 Credit Agreement, dated as of August 5, 1999, by and among ChipPAC International Company Limited, ChipPAC, Inc., the
               Lenders listed therein and Credit Suisse First Boston, as
               Administrative Agent, Sole Lead Manager and Collateral
               Agent.*

       10.2 Guaranty, dated as of August 5, 1999, by and among ChipPAC, Inc. and certain subsidiaries of ChipPAC, Inc., in favor of Credit Suisse First Boston.*

       10.3 Subsidiary Guaranty Agreement, dated as of August 5, 1999, by and among ChipPAC Korea Company Ltd., ChipPAC Limited,
               ChipPAC (Barbados) Ltd., ChipPAC Luxembourg S.a.R.L.,
               ChipPAC Liquidity Management Hungary Limited Liability
               Company and ChipPAC International Company Limited, in favor of Firstar Bank of Minnesota, N.A.*

       10.4    Amended and Restated Shareholders Agreement, dated as of
               August 5, 1999, by and among ChipPAC, Inc. the Hyundai
               Group (as defined therein), the Bain Group (as defined therein), the SXI Group (as defined therein), Intel
               Corporation, ChipPAC Equity Investors LLC, and Sankaty
               High Yield Asset Partners, L.P.*

       10.5    Amended and Restated Registration Agreement, dated as of
               August 5, 1999, by and among ChipPAC, Inc., the Hyundai
               Shareholders (as defined therein), the Bain Shareholders
               (as defined therein), the SXI Shareholders (as defined therein), Intel Corporation, ChipPAC Equity Investors LLC, and Sankaty High Yield Asset Partners, L.P.*

       10.6 Transition Services Agreement, dated as of August 5, 1999, by and among Hyundai Electronics Industries Co., Ltd.,
               Hyundai Electronics America, ChipPAC, Inc., ChipPAC Korea
               Company Ltd., Hyundai Electronics Company (Shanghai) Ltd.,
               ChipPAC Assembly and Test (Shanghai) Company Ltd., ChipPAC
               Barbados Limited and ChipPAC Limited.*

       10.7 Lease Agreement, dated as of June 30, 1998, by and between Hyundai Electronics Industries Co., Ltd. and ChipPAC Korea
               Ltd.*

     10.7.1    Amendment Agreement, dated September 30, 1998, to Lease
               Agreement, dated June 30, 1998, by and between Hyundai
               Electronics Industries Co., Ltd. and ChipPAC Korea Ltd.*

     10.7.2    Amendment Agreement 2, dated September 30, 1999, to Lease
               Agreement, dated June 30, 1998, by and between Hyundai
               Electronics Industries Co., Ltd. and ChipPAC Korea Ltd.*

       10.8    Agreement Concerning Supply of Utilities, Use of Welfare
               Facilities and Management Services for Real Estate, dated as of June 30, 1998, by and between Hyundai Electronics
               Industries Co., Ltd. and ChipPAC Korea Ltd.*

       10.9 Service Agreement, dated as of August 5, 1999, by and between Hyundai Electronics Industries Co. Ltd. and
               ChipPAC Limited.+

     Exhibit
       No.                            Description
     -------                          -----------

     10.10 Sublease Agreement, dated as of May 1, 1998, by and between Hyundai Electronics America and ChipPAC, Inc.*

     10.11 Patent Sublicense Agreement, dated as of August 5, 1999, by and between Hyundai Electronics Industries Co., Ltd. and
             ChipPAC Limited.

     10.12   TCC License Agreement, dated December 22, 1998, between
             Tessera Inc., the Tessera Affiliates (as defined therein),
             ChipPAC, Inc. and the Licensee Affiliates (as defined therein).+

     10.12.1 Letter Agreement, dated July 15, 1999, by and among ChipPAC,
             Inc., Hyundai Electronics America, ChipPAC Limited and
             Tessera, Inc.

     10.13 Materials Agreement, dated as of July 1, 1999, by and between ChipPAC Limited and Intel Corporation.+

     10.14 Assembly Services Agreement, dated as of August 5, 1999, by and between Intel Corporation and ChipPAC Limited.+

     10.15 Stock Purchase Agreement, dated as of August 5, 1999, by and between ChipPAC, Inc. and Intel Corporation.

     10.16 Warrant to Purchase Class B Common Stock of ChipPAC, Inc., dated as of August 5, 1999, issued to Intel Corporation.

     10.17 Advisory Agreement, dated as of August 5, 1999, by and among ChipPAC, Inc., ChipPAC Limited, ChipPAC Operating Limited and Bain Capital, Inc.*

     10.18 Advisory Agreement, dated as of August 5, 1999, by and among ChipPAC, Inc., ChipPAC Limited, ChipPAC Operating Limited and SXI Group LLC.*

     10.19   Employment Agreement, dated as of October 1, 1999, between
             ChipPAC, Inc. and Dennis McKenna.
     10.20   ChipPAC, Inc. 1999 Stock Purchase and Option Plan.*
     10.21   Form of Key Employee Purchased Stock Agreement.*
     10.22   Form of Key Employee Purchased Stock Agreement (with Loan).*
     10.23   Form of Directors Tranche I Stock Option Agreement.*
     10.24   Form of Employees Tranche I Stock Option Agreement.*
     10.25   Form of Tranche II Stock Option Agreement.*

     12.1    Statement Regarding Computation of Ratio of Earnings to
             Fixed Charges.*

     21.1    Subsidiaries of ChipPAC, Inc., ChipPAC International Company
             Limited, ChipPAC (Barbados) Ltd., ChipPAC Limited, ChipPAC
             Liquidity Management Limited Liability Company, ChipPAC
             Luxembourg S.a.R.L. and ChipPAC Korea Company Ltd.*

     23.1    Consent of PricewaterhouseCoopers LLP. *

     23.2    Consent of Kirkland & Ellis (included in Exhibit 5.1).*

     24.1    Powers of Attorney (included in Part II to the Registration
             Statement).*

     25.1    Statement of Eligibility on Form T-1 of Firstar Bank of
             Minnesota, N.A., as trustee, under the Indenture.*

     27.1    Financial Data Schedule.*

     99.1    Form of Letter of Transmittal.*

     99.2    Form of Notice of Guaranteed Delivery.*

     99.3    Form of Tender Instructions.*

--------

*Previously filed.
+Confidential treatment requested.

(b) Financial Statement Schedules.

   The following financial statement schedules for the three years ended December 31, 1998 are included in this registration statement.

   Schedule II--Valuation and Qualifying Accounts and Reserves--Allowance for
                               Doubtful Accounts
                                 (in thousands)

                                           Additions charged
Year Ended                  Balance at       to Costs and    Deductions and Balance at End of
December 31              beginning of year     Expenses        Write-offs        Period
-----------              ----------------- ----------------- -------------- -----------------
1998....................        375               787              --             1,162
1997....................         85               404             (114)             375
1996....................         74                16               (5)              85

Item 22. Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrants hereby undertake:

     (1) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.


       (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (3) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, ChipPAC International Company Limited has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tortola, British Virgin Islands, on February 2, 2000.

                                          ChipPAC International Company
                                           Limited

                                                 /s/ Phang Guk Bing
                                          By: _________________________________
                                             (Peter) Phang Guk Bing
                                             President, Chief Executive
                                             Officer and Chief Financial
                                             Officer

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the indicated capacities on February 2, 2000:

              Signatures                               Capacity
              ----------                               --------
        /s/ Phang Guk Bing            President, Chief Executive Officer, Chief
 ____________________________________  Financial Officer and Director
        (Peter) Phang Guk Bing         (Principal Executive, Financial and
                                       Accounting Officer)

                  *                   Director
 ____________________________________
              Curt Mason

                  *                   Director
 ____________________________________
           Richard Parsons

                  *                   Director
 ____________________________________
               P.J. Kim


 Authorized Representative in
              the
        United States:


       /s/ Dennis P. McKenna
 ____________________________________
          Dennis P. McKenna
    President and Chief Executive
        Officer, ChipPAC, Inc.


* The undersigned, by signing his name hereto, does hereby sign and execute this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 on behalf of the above named officers and directors of ChipPAC International Company Limited pursuant to the Power of Attorney executed by such officer and/or director and previously filed with the SEC.

    /s/ Dennis P. McKenna

By: ____________________________

        Dennis P. McKenna

         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, ChipPAC, Inc. has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 2, 2000.

                                          ChipPac, Inc.

                                               /s/ Dennis P. McKenna
                                          By: _________________________________
                                                      Dennis P. McKenna
                                                President and Chief Executive
                                                           Officer

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on February 2, 2000:

             Signatures                        Capacity
             ----------                        --------

     /s/ Dennis P. McKenna           President, Chief Executive
____________________________________  Officer and Director
         Dennis P. McKenna            (Principal Executive
                                      Officer)

                 *                   Chief Financial Officer
____________________________________  (Principal Financial
              Tony Lin                Officer)

                 *                   Vice President of Finance
____________________________________  and Corporate Controller
             Curt Mason               (Principal Accounting
                                      Officer)

                 *                             Director
____________________________________
           David Dominik

                 *                             Director
____________________________________
           Edward Conard


             Signatures                        Capacity
             ----------                        --------
                 *                             Director
____________________________________
           Prescott Ashe

                 *                             Director
____________________________________
         Michael A. Delaney

                 *                             Director
____________________________________
         Paul C. Schorr IV

                 *                             Director
____________________________________
           Joseph Martin

                 *                             Director
____________________________________
           Chong Sup Park


* The undersigned, by signing his name hereto, does hereby sign and execute this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 on behalf of the above named officers and directors of ChipPAC, Inc. pursuant to the Power of Attorney executed by such officer and/or director and previously filed with the SEC.

     /s/ Dennis P. McKenna

By______________________________

        Dennis P. McKenna

         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, ChipPAC Korea Company Ltd. has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Ichon-Shi, Kyungai-Do, Korea, on February 2, 2000.

                                          ChipPAC Korea Company Ltd.

                                                  /s/ Soo Nam Lee
                                          By: _________________________________
                                             Soo Nam Lee
                                             President and Managing Director

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the indicated capacities on February 2, 2000:

             Signatures                                 Capacity
             ----------                                 --------
        /s/ Soo Nam Lee              Director, President and Managing Director
____________________________________  (Principal Executive Officer)
            Soo Nam Lee

                 *                   Chief Financial Officer (Principal Financial
____________________________________  and Accounting Officer)
            Dong Woo Lee

     /s/ Dennis P. McKenna           Director
____________________________________
         Dennis P. McKenna

Authorized Representative in the United States:

     /s/ Dennis P. McKenna
____________________________________
         Dennis P. McKenna
   President and Chief Executive
       Officer, ChipPAC, Inc.

* The undersigned, by signing his name hereto, does hereby sign and execute this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 on behalf of the above named officers and directors of ChipPAC Korea Company Ltd. pursuant to the Power of Attorney executed by such officer and/or director and previously filed with the SEC.

     /s/ Dennis P. McKenna

By______________________________

        Dennis P. McKenna

         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the ChipPAC (Barbados) Ltd. has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Barbados, West Indies, on February 2, 2000.

                                          ChipPAC (Barbados) Ltd.

                                                 /s/ Phang Guk Bing
                                          By: _________________________________
                                            (Peter) Phang Guk Bing
                                            President, Chief Executive Officer
                                            and Chief Financial Officer

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the indicated capacities and on February 2, 2000.

              Signatures                             Capacity
              ----------                             --------
        /s/ Phang Guk Bing            President, Chief Executive Officer and
 ____________________________________  Chief Financial Officer (Principal
        (Peter) Phang Guk Bing         Executive,
                                       Financial and Accounting Officer)

                    *                 Director
 ____________________________________
          Eulalie Greenaway

                    *                 Director
 ____________________________________
          Trevor Carmichael

                    *                 Director
 ____________________________________
              Curt Mason


Authorized Representative in the United States

 /s/ Dennis P. McKenna
--------------------------------
       Dennis P. McKenna
 President and Chief Executive
    Officer, ChipPAC, Inc.

* The undersigned, by signing his name hereto, does hereby sign and execute this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 on behalf of the above named officers and directors of ChipPAC (Barbados) Ltd. pursuant to the Power of Attorney executed by such officer and/or director and previously filed with the SEC.

  /s/ Dennis P. McKenna

By:_______________________

   Dennis P. McKenna

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, ChipPAC Luxembourg S.a.R.L. has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on February 2, 2000.

                                          ChipPAC Luxembourg S.a.R.L.

                                                 /s/ Michele Musty
                                          By: _________________________________
                                            Michele Musty
                                            Corporate Manager

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the indicated capacities and on February 2, 2000:

              Signatures             Capacity
              ----------             --------


         /s/ Michele Musty            Corporate Manager
 ____________________________________  (Co-Principal Executive, Financial and Accounting Officer
            Michele Musty              and Director)

      /s/ Eric Vanderkerken           Corporate Manager
 ____________________________________  (Co-Principal Executive, Financial and Accounting Officer
          Eric Vanderkerken            and Director)

                   *                  Corporate Manager
 ____________________________________  (Co-Principal Executive, Financial and Accounting Officer
    ChipPAC International Company      and Director)
  Limited by: (Peter) Phang Guk Bing
    President and Chief Executive
               Officer

Authorized Representative in the United States:

 /s/ Dennis P. McKenna
--------------------------------
       Dennis P. McKenna
 President and Chief Executive
    Officer, ChipPAC, Inc.

* The undersigned, by signing his name hereto, does hereby sign and execute this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 on behalf of the above named officers and directors of ChipPAC Luxembourg S.a.R.L. pursuant to the Power of Attorney executed by such officer and/or director and previously filed with the SEC.

  /s/ Dennis P. McKenna

By:_______________________

   Dennis P. McKenna

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, ChipPAC Liquidity Management Hungary Limited Liability Company has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Budapest, Hungary on February 2, 2000.

                                          ChipPAC Liquidity Management Hungary
                                           Limited Liability Company

                                                 /s/ Jozsef Veress
                                          By: _________________________________
                                             Jozsef Veress
                                             Managing Director

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the indicated capacities on February 2, 2000:

              Signatures                              Capacity
              ----------                              --------


        /s/ Jozsef Veress             Managing Director (Principal Executive,
 ____________________________________     Financial and Accounting Officer
            Jozsef Veress                        and Sole Director)

Authorized Representative in the United States:

      /s/ Dennis P. McKenna
 ____________________________________
          Dennis P. McKenna
    President and Chief Executive
        Officer, ChipPAC, Inc.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, ChipPAC Limited has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tortola, British Virgin Islands, on February 2, 2000.

                                          ChipPAC Limited

                                                 /s/ Phang Guk Bing
                                          By: _________________________________
                                             (Peter) Phang Guk Bing
                                             President, Chief Executive
                                             Officer and Chief Financial
                                             Officer

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the indicated capacities on February 2, 2000:

              Signatures                          Capacity
              ----------                          --------


          /s/ Phang Guk Bing             President, Chief Executive
 ____________________________________     Officer, Chief Financial
        (Peter) Phang Guk Bing                  Officer and
                                                  Director
                                      (Principal Executive, Financial
                                          and Accounting Officer)
                   *                              Director
 ____________________________________
              Curt Mason
                   *                              Director
 ____________________________________
               P.J. Kim
                   *                              Director
 ____________________________________
           Richard Parsons

Authorized Representative in the United States:

       /s/ Dennis P. McKenna
 ____________________________________
          Dennis P. McKenna
    President and Chief Executive
        Officer, ChipPAC, Inc.

* The undersigned, by signing his name hereto, does hereby sign and execute this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 on behalf of the above named officers and directors of ChipPAC Limited pursuant to the Power of Attorney executed by such officer and/or director and previously filed with the SEC.

  /s/ Dennis P. McKenna


By:_______________________

   Dennis P. McKenna

    Attorney-in-Fact